Exhibit 1.1

Execution Copy

ProQR Therapeutics N.V.

9,090,909 Ordinary Shares

UNDERWRITING AGREEMENT

Dated: October 15, 2019

ProQR Therapeutics N.V.

9,090,909 Ordinary Shares

UNDERWRITING AGREEMENT

October 15, 2019

Citigroup Global Markets Inc.
Evercore Group L.L.C.

           As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

c/o Evercore Group L.L.C.

55 East 52nd Street

New York, New York 10055

As Representatives of the Several Underwriters

Ladies and Gentlemen:

ProQR Therapeutics N.V., a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands (the “Company”), confirms its agreement with Citigroup Global Markets Inc. (“Citigroup”) and Evercore Group L.L.C. (“Evercore”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Citigroup and Evercore are acting as representatives (the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of ordinary shares, nominal value €0.04 per ordinary share, of the Company (“Ordinary Shares”) set forth in Schedule A hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,363,636 additional Ordinary Shares. The aforesaid 9,090,909 Ordinary Shares (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 1,363,636 Ordinary Shares subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.”

References in this Agreement to Securities being sold by the Company or purchased from the Company (and the corollary uses of those concepts) should be understood to refer to those Securities being issued or granted by the Company and subscribed for from the Company, respectively. Similarly, references in this Agreement to Securities being delivered should be understood to refer to those Securities being issued by the Company.

The Company understands that the Underwriters propose to make a public offering of the Securities (the “Offering”) as soon as the Representatives deem advisable after this Agreement has been executed and delivered in accordance with the Registration Statement (as defined below).

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form F-3 (No. 333-228251), including a base prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of the Securities. Such registration statement including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective under the Securities Act of 1933, as amended (the “1933 Act”)  and the rules and regulations thereunder (the “1933 Act Regulations”) by the Commission on November 19, 2018 and all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the 1933 Act, is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) of the 1933 Act Regulations in connection with the offer and sale of the Securities is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of any such Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement.

The preliminary prospectus supplement dated October 15, 2019 describing the Securities and the offering thereof, together with the Base Prospectus, is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other prospectus supplement to the Base Prospectus in preliminary form that describes the Securities and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “preliminary prospectus.”

As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof (the “Final Prospectus Supplement”), together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Securities or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the 1933 Act. References herein to the Preliminary Prospectus, any preliminary prospectus and the Prospectus shall refer to both the prospectus supplement and the Base Prospectus components of such prospectus. For purposes of this Agreement, all references to the Base Prospectus, Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall (i) be deemed to mean and include any document subsequently filed under the 1934 Act (as defined below) which is incorporated by reference or deemed to be incorporated by reference therein or otherwise deemed by the 1933 Act Regulations to be a part thereof and (ii) be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”). As used in this Agreement:

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Applicable Time” means 10:00 p.m., New York City time, on October 15, 2019 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, any preliminary prospectus that is distributed to investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.

“Group” means the Company and each of the Company’s “subsidiaries” (for purposes of this Agreement, as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)).

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (a “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Rule 430B Information” means documents and information deemed to be a part of or included in the Registration Statement pursuant to Rule 430B of the 1933 Act Regulations.

SECTION 1.             Representations and Warranties

(a)           Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i)  Registration Statement and Prospectuses. Each of the Registration Statement and any amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened. The Company has complied in all material respects with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus delivered to the Underwriters for use in connection with the Offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The Company meets the applicable requirements for use of Form F-3 under the 1933 Act. The Company is a “foreign private issuer” within the meaning of Rule 405 under the 1933 Act.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act.

(ii)  Accurate Disclosure. Each preliminary prospectus and the Prospectus when filed complied in all material respects with the 1933 Act and, if filed by electronic transmission pursuant to EDGAR, was identical (except as may be permitted by Regulation S-T under the 1933 Act) to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Securities. Neither the Registration Statement nor any post-effective amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto, including any prospectus wrapper) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the third paragraph relating to concessions and reallowances under the heading “Underwriting” and the first and second sentences in the ninth paragraph relating to stabilization under the heading “Underwriting” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii)  Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the

Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(iv)  Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the time this Agreement is executed and delivered by the parties hereto, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(v)  Emerging Growth Company Status. The Company is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(vi)  Independent Accountants. Deloitte Accountants B.V., the accountants who certified the financial statements and supporting schedules, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus, are independent public accountants as required by the 1933 Act, the 1933 Act Regulations and the Public Company Accounting Oversight Board.

(vii)  Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, the financial position of the Company at the dates indicated and the statement of operations, shareholders’ equity (eigen vermogen) and cash flows of the Company for the periods specified; said financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) applied on a consistent basis throughout the periods involved, except in the case of unaudited, interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes. The supporting schedules, if any, present fairly in accordance with IFRS the information required to be stated therein. The summary financial data included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations.

(viii)  No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, properties or prospects of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital.

(ix)  Good Standing of the Company. The Company has been duly incorporated and is validly existing as a public company with limited liability (naamloze vennootschap) under the laws of the Netherlands and has the power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified to transact business and is in good standing (where such concept exists) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(x)  Capitalization. The authorized and issued share capital and outstanding shares in the capital of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). All of the ordinary shares in the capital of the Company existing as of the date of this Agreement have been duly authorized and validly issued and are fully paid. None of the outstanding shares in the capital of the Company were issued in violation of the preemptive or other similar rights of any shareholder of the Company.

(xi)  Subsidiaries. Each of the Company’s “subsidiaries” (for purposes of this Agreement, as defined in Rule 405 under the 1933 Act) has been duly organized and is validly existing in good standing (where such concept exists) under the laws of the jurisdiction of its organization and has the power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. Each of the Company’s subsidiaries is duly qualified to transact business and is in good standing (where such concept exists) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where failure to be so qualified or in good standing could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. All of the issued and outstanding share capital or other equity or ownership interests of each of the Company’s subsidiaries has been duly authorized and validly issued, is fully paid and nonassessable (where such concept exists) and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in or on an exhibit to the Registration Statement.

(xii)  Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xiii)  Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid; and the issuance of the Securities is not subject to any preemptive or other similar rights. The Ordinary Shares conform, in all material respects, to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms, in all material respects, to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability by reason of being such a holder, except for being subject to pay up the Securities acquired by them in full.

(xiv)  Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xv)  Absence of Violations, Defaults and Conflicts. The Group is not (A) in violation of its articles of association, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound or to which any of the properties or assets of the Company is subject (collectively, “Agreements and Instruments”), except, in the case of (B), for such defaults as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (C) in violation of any law (including in the case of the Company and for the avoidance of doubt, the 1934 Act), statute, rule, regulation (including in the case of the Company and for the avoidance of doubt, the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”)), judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Group or any of its respective properties, assets or operations (each, a “Governmental Entity”), except, in the case of (C), for such violations as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the articles of association of the Company or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except for such violations as would not, singly or in the aggregate, result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

(xvi)  Absence of Labor Dispute. No material labor dispute with the employees of the Group exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any material existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors.

(xvii)  Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Group, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect its respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Group is a party or of which its properties or assets are the subject, including ordinary routine litigation incidental to the business, if determined adversely to the Group, would not reasonably be expected to result in a Material Adverse Effect.

(xviii)  Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xix)  Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the Offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the NASDAQ Stock Market LLC (“NASDAQ”), U.S. state securities laws or the rules of FINRA.

(xx)  Possession of Licenses and Permits. The Group possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by it, including without limitation, all such permits, licenses, approvals, consents and other authorizations required by the United States Food and Drug Administration (the “FDA”), the European Medicines Agency (the “EMA”), or any other federal, state, local or foreign agencies or bodies engaged in the regulation of clinical trials, pharmaceuticals, biologics or biohazardous substances or materials, except where the failure so to possess such Governmental Licenses would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Group is in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Group has not received any written notice of proceedings relating to the actual revocation or modification of any Governmental Licenses,  which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect. To the extent required by applicable laws and regulations of the FDA, the Group has submitted to the FDA an Investigational New Drug Application or amendment or supplement thereto for each clinical trial it has conducted or sponsored or is conducting or sponsoring in the United States; all such submissions, if any, were in material compliance with applicable laws and regulations when submitted and no material deficiencies have been asserted by the FDA with respect to any such submissions. To the extent required by applicable laws and regulations of countries within the European Union, the Group has submitted to the national medicinal agencies of such countries a Clinical Trial Authorization application or amendment or supplement thereto for each clinical trial it has conducted or sponsored or is conducting or sponsoring in such countries; all such submissions, if any, were in material compliance with applicable laws and regulations when submitted and no material deficiencies have been asserted by the national medicinal agencies with respect to any such submissions.

(xxi)  Title to Property. The Group does not own real property. The Group has good and marketable title to all personal and other properties owned by it (excluding for the purpose of this Section (1)(a)(xxi), Intellectual Property (as defined below)), in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Group; and all of the leases and subleases material to the business of the Group and under which the Group holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and the Group has no notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Group under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Group to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxii)  Intellectual Property. The Group owns, or has obtained valid, binding and enforceable licenses for the right to use, patents, patent applications, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business of the Group as now conducted and as proposed to be conducted, insofar as such Intellectual Property is described in the Registration Statement, the General Disclosure Package and the Prospectus (collectively, the “Company Intellectual Property”), except where failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect; and to the knowledge of the Company, the patents, trademarks, and copyrights, if any, included within the Company Intellectual Property are valid, enforceable, and subsisting. Other than as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (A) the Group is not obligated to pay a material royalty, grant a license, or provide other material consideration to any third party in connection with the Company Intellectual Property, (B) the Group has not received any notice of any claim of infringement, misappropriation or conflict with any Intellectual Property rights of others with respect to any of the Group’s product candidates or processes or the Company Intellectual Property, (C) to the knowledge of the Group, neither the manufacture nor the sale or use of any of the product candidates or processes of the Group referred to in the Registration Statement, the General Disclosure Package or the Prospectus do or will infringe, misappropriate or violate any existing, non-patent Intellectual Property right or any existing valid, granted patent claim of any third party, (D) to the knowledge of the Group, no third party has any ownership rights in or to any Intellectual Property that is owned by the Group  and, to the knowledge of the Group, no third party has any ownership right in or to any Intellectual Property that is exclusively licensed to the Group in any field of use other than any licensor to the Group of such Intellectual Property, (E) there is no pending or, to the knowledge of the Group, threatened action, suit, proceeding or claim by others challenging the Group’s rights in or to any Company Intellectual Property,  (F) to the Group’s knowledge, no employee of the Group is or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Group, and (G) to the knowledge of the Group, the Group has complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Group, except where failure to comply would not, individually or in the aggregate, have a Material Adverse Effect, and, to the knowledge of the Group, all such agreements are in full force and effect. The statements relating to the Group’s intellectual property rights contained in the Registration Statement, the General Disclosure Package and the Prospectus are complete and accurate in all material respects. The Registration Statement, the General Disclosure Package, and the Prospectus did not and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the intellectual property statements, in light of the circumstance under which they were made, not misleading.

(xxiii)  Patents and Patent Applications. All patents and patent applications owned by or licensed to the Group or under which the Group has rights have, to the knowledge of the Group, been duly and properly filed and maintained; except for routine ex parte patents prosecution activities before patent offices, there is no pending or, to the knowledge of the Company, threatened legal proceeding, including, but not limited to, any government or patent office proceeding, such as inter partes review, reexamination, opposition, or other patent office proceeding, in any jurisdiction challenging the validity, enforceability, or scope of any patents and/or pending patent applications owned by or licensed to the Group; to the knowledge of the Group, each individual associated with the filing and prosecution of such patents and applications has complied with their duty of candor and disclosure to the U.S. Patent and Trademark Office (the “USPTO”) in connection with such patents and applications; and the Group is not aware of any information required to be disclosed to the USPTO that was not disclosed to the USPTO in connection with the prosecution of the aforementioned patents and applications.

(xxiv)  Environmental Laws. Except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) the Group is not in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Group has all permits, authorizations and approvals required for its operations under any applicable Environmental Laws and is in compliance with its requirements, (C) there are no pending or, to the knowledge of the Company, threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Group and (D) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Group relating to Hazardous Materials or any Environmental Laws.

(xxv)  Accounting Controls. The Company maintains an effective system of “internal control over financial reporting” (as defined under Rule 13-a15(f) and 15d-15(f) under the 1934 Act Regulations) that complies with the requirements of the 1934 Act and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS as issued by the IASB and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in XBRL included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus is in compliance with the SEC’s published rules, regulations and guidelines applicable thereto . Since the end of the Company’s most recent audited fiscal year, there has been no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and except as described in the Registration Statement, the General Disclosure Package and the Prospectus,  there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

(xxvi)  Disclosure Controls. The Company has established “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the 1934 Act Regulations) that complies with the requirements of the 1934 Act; the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations under the 1934 Act, and that all such information will be accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and

Chief Financial Officer of the Company required under the 1934 Act with respect to such reports.

(xxvii)  Preclinical and Clinical Data and Regulatory Compliance. The preclinical tests and clinical trials that are described in, or the results of which are referred to in, the Registration Statement, the General Disclosure Package or the Prospectus (collectively, “Studies”) were and, if still pending, are being conducted in all material respects in accordance with the protocols, procedures and controls designed and approved for such Studies and with standard medical and scientific research procedures; each description of the results of such Studies is accurate and complete in all material respects and fairly presents the data derived from such Studies; and the Company has no knowledge of any other Studies the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the Registration Statement, the General Disclosure Package or the Prospectus. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Group has not received any written notice of, or correspondence from, any Governmental Authority requiring the termination, suspension or material modification of any Studies. The Company has operated and currently is in compliance with the United States Federal Food, Drug, and Cosmetic Act (21 U.S.C. §301 et seq.), all applicable regulations of the FDA (collectively, the “FDCA”), the EMA and other federal, state, local and foreign governmental bodies exercising comparable authority, except where the failure to so operate or be in compliance would not have a Material Adverse Effect.

(xxviii) Compliance with Health Care Laws. The Group is, and at all times has been, in material compliance with all applicable Health Care Laws. For purposes of this Agreement, “Health Care Laws” means: (i) the FDCA and the Public Health Service Act (42 U.S.C. § 201 et seq.); (ii) all applicable federal, state, local and all applicable foreign health care related fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the federal criminal false claims law (42 U.S.C. § 1320a-7b(a)), the federal civil monetary penalties law (42 U.S.C. § 1320a-7a), the federal Civil False Claims Act (31 U.S.C. § 3729 et seq.), the exclusions law (42 U.S.C. § 1320a-7), the Physician Payments Sunshine Act ( 42 U.S.C. § 1320a-7h), federal criminal laws relating to health care fraud and abuse, including but not limited to, 18 U.S.C. §§ 286, 287, 1347 and 1349, the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. § 1320d et seq.), and the regulations promulgated pursuant to such statutes; (iii) HIPAA as amended by the Health Information Technology for Economic and Clinical Health Act (“HITECH Act”) (42 U.S.C. § 17921 et seq.), each as amended, and their implementing regulations; (iv) Medicare (Title XVIII of the Social Security Act) and Medicaid (Title XIX of the Social Security Act), and the regulations promulgated pursuant to such statutes; (v) the Patient Protection and Affordable Care Act of 2010 (Public Law 111-148), as amended by the Health Care and Education Reconciliation Act of 2010 (Public Law 111-152), and the regulations promulgated thereunder; and (vi) all other local, state, federal, national, supranational and foreign health care laws relating to the regulation of the Group. The Group: (a) has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Entity or other party alleging that any operation or activity is in violation of any Health Care Laws (collectively, “Action”); (b) has no knowledge that any Action is threatened; and (c) has no knowledge of any event or condition that would reasonably be expected to result in an Action. The Group has filed, maintained and submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Group nor any of their employees, officers, directors or agents is a party to any corporate integrity agreements, plans of correction, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any Governmental Entity regarding any Health Care Laws. Additionally, neither the Group nor any of their employees, officers, directors or agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Group, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

(xxix)  Payment of Taxes. The Group has filed all necessary Dutch and United States national, federal, state and foreign income and franchise tax returns that are required to have been filed by it pursuant to applicable national, federal, state, local, foreign or other law except insofar as the failure to file such returns would not reasonably be expected to result in a Material Adverse Effect, and has paid all taxes required to be paid by any of them pursuant to such returns or pursuant to any assessment received by the Group, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Group or except insofar as the failure to pay such taxes would not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income and corporation tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect. The Group is not involved in any current material dispute with any tax authority and the Group is currently not subject to any material investigation or audit from any tax authority. To the Company’s knowledge, except for any net (corporate) income taxes imposed on the Underwriters by the Netherlands or any political subdivision or taxing authority thereof or therein as a result of any present or former connection between the Underwriters and the Netherlands, no transaction, value added (“VAT”), stamp, capital or other issuance, registration, transaction, transfer or withholding tax or duty is payable in the Netherlands by or on behalf of the Underwriters to any taxing authority in connection with (i) the issuance, sale and delivery of the Securities by the Company in the manner contemplated herein; (ii) the purchase from the Company, and the initial sale and delivery by the Underwriters of the Securities to purchasers thereof as contemplated herein; or (iii) the execution and delivery of this Agreement or any other document to be furnished hereunder.

(xxx)  Insurance. The Group carries or is entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is customary and adequate for the conduct of its business, and all such insurance is in full force and effect. The Group has not received any notice that it will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect. The

Group has not been denied any insurance coverage which it has sought or for which it has applied.

(xxxi)  Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxii)  Absence of Manipulation. Neither the Company nor, to the Company’s knowledge, any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xxxiii)  FCPA. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Company and its subsidiaries have instituted and maintain policies and procedures to ensure compliance therewith.  No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(xxxiv)  AML. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxv)  Sanctions. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union (including sanctions administered or enforced by Her Majesty’s Treasury of the United Kingdom) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise). Neither the Company nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 5 years, nor does the Company or any of its subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

(xxxvi)  Lending Relationships. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Group (i) does not have any material lending or other relationship with any banking or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(xxxvii)  Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxxviii)  Listing Approval. The Ordinary Shares are registered pursuant to Section 12(b) of the 1934 Act.  The Company has filed a Notice of Listing of Additional Shares with The NASDAQ Global Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Ordinary Shares under the 1934 Act or delisting the Securities from the NASDAQ Global Market, nor has the Company received any written notification that the Commission or the NASDAQ Global Market is contemplating terminating such registration or listing. The Company is in compliance with all applicable listing requirements of the NASDAQ Global Market, except to the extent as would not reasonably be expected to result in a Material Adverse Effect.

(xxxix)  FINRA Matters. There are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater shareholders. There are no relationships, direct or indirect, or related-party transactions involving the Company or any other person required to be described in the Registration Statement and the Prospectus which have not been described in such documents and the General Disclosure Package as required.

(xl) Brokers. Except pursuant to this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(xli) Submission to Jurisdiction. The Company has the power to submit, and pursuant to Section 16 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the City and County of New York, Borough of Manhattan, State of New York, U.S.A., and the Company has the power to designate and pursuant to Section 16 of this Agreement, has legally, validly, effectively and irrevocably designated the notice address provided in Section 11 of this Agreement for the effective service of process in any action arising out of or relating to this Agreement or the Securities in any of the above courts, and service of process effected on such address will be effective to confer valid personal jurisdiction over the Company as provided in Section 16  hereof.

(xlii) No Rights of Immunity. Except as provided by laws or statutes generally applicable to transactions of the type described in this Agreement, neither the Company nor any of its respective properties, assets or revenues has any right of immunity under the laws of the Netherlands, New York State law or United States federal law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Dutch, New York or United States federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement. To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in SECTION 14 through SECTION 16 of this Agreement.

(xliii) Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the 1933 Act or Section 21E of the 1934 Act, as applicable) contained in the Registration Statement, the General Disclosure Package or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge of a director or senior manager of the Company that is was false or misleading.

(xliv) XBRL. The interactive data in the eXtensible Business Reporting Language (“XBRL”) included as an exhibit or incorporated by reference to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

(xlv) Data Privacy and Security Laws. The Company and its subsidiaries are, and at all prior times were, in material compliance with all applicable data privacy and security laws and regulations, including without limitation HIPAA, HITECH Act, and the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (and all other applicable laws and regulations with respect to Personal Data (defined below) that have been announced as of the date hereof as becoming effective within 12 months after the date hereof, and for which any non-compliance with same would be reasonably likely to create a material liability) (collectively, the “Privacy Laws”).  To ensure compliance with the Privacy Laws, the Company and its subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”).The Company provides accurate notice of its Policies then in effect to its customers, employees, third party vendors and representatives in material compliance with Privacy Laws.  Each of the Company Policies provides accurate and sufficient notice of the Company’s privacy practices relating to its subject matter and such Company Policies do not contain any material omissions of the Company’s privacy practices.  “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) Protected Health Information as defined by HIPAA; (iv) “personal data” as defined by GDPR, and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. The execution, delivery and performance of this Agreement or any other agreement referred to in this Agreement will not result in a breach of violation of any Privacy Laws or Policies.  The Company further certifies that neither it nor any subsidiary: (i) has received notice of any actual or potential material liability under or relating to, or actual or potential violation of, any of the Privacy Laws; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(xlvi) Cybersecurity; Data Protection. The Company and its subsidiaries’ information technology and computer systems and assets, networks, hardware, software, websites, applications, databases (including all Personal Data, and sensitive, confidential or regulated data, and the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants.  The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data used in connection with their businesses.   (i) Except as may be included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, (x) to the Company’s knowledge, the Company has not had any material security breach, violations, outages or unauthorized uses of or accesses to same, or other material compromise of or relating to any of the Company’s or its subsidiaries’ IT Systems and Data, and (y) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or other material compromise to their IT Systems and Data; (ii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; and (iii) the Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

(xlvii) Compliance with ERISA. The Company does not maintain any “employee benefit plan” subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the regulations and published interpretations thereunder.

(b)           Certificates. Any certificate signed by any management board member of the Company delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2.             Sale and Delivery to Underwriters; Closing.

(a)           Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule A, that number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives  in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)           Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,363,636 Ordinary Shares, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities (on a per-share basis) but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but any Date of Delivery occurring after the Closing Time shall not be later than seven full business days (i.e. a day on which banks are generally open for ordinary business in Amsterdam, the Netherlands, and New York, United States of America, a “Business Day”) nor earlier than one full Business Day after the exercise of said option (unless mutually agreed by the Representatives and the Company, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representatives  in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c)           Payment. Payment of the purchase price for the Initial Securities shall be made at the offices of Cooley LLP, 1114 Avenue of the Americas, New York, NY 10036 or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on the second (third, if the pricing in connection with the Offering occurs after 4:30 P.M. (New York City time) on any given day) Business Day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten Business Days after such date as shall be agreed upon by the Representatives  and the Company (such time and date of payment and delivery being herein called “Closing Time”). Delivery of the Initial Securities at the Closing Time shall be made through the facilities of The Depository Trust Company unless the Representatives  shall otherwise instruct.

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives  and the Company, on each Date of Delivery as specified in the notice from the Representatives  to the Company. Delivery of the Option Securities on each such Date of Delivery shall be made through the facilities of The Depository Trust Company unless the Representatives  shall otherwise instruct.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives  for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of and receipt for, and to make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. The Representatives  (not as representatives of the Underwriters) may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

For purposes hereof, the difference between the public offering price per share for the Securities and the purchase price per share for the Securities to be paid by the several Underwriters, each set forth on Schedule A, is the fee paid by the Company to the several Underwriters in consideration of the services rendered by the Underwriters to the Company hereunder.

SECTION 3.             Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)           Certain Notifications and Required Actions. The Company will notify the Representatives  promptly and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities from any securities exchange upon which they are listed for trading or included or designated for quotation, or of threatening or initiation of any proceedings for any such purposes.  The Company agrees that it will comply with all applicable provisions of Rule 424(b), Rule 433 and Rule 430B of the 1933 Act Regulations and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received by the Commission through EDGAR. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)           Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the rules of NASDAQ so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives  notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives  with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives  or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. Without limiting the generality of the foregoing, the Company will, during the period when a prospectus relating to the Securities is required by the 1933 Act to be delivered (whether physically or through compliance with Rule 172 under the 1933 Act or any similar rule), file on a timely basis with the Commission and NASDAQ all reports and documents required to be filed under the 1934 Act.

(c)           Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives  and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)           Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)           Blue Sky Qualifications. The Company will cooperate with the Underwriters and counsel for the Underwriters to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives  may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)            Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g)           Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h)           Listing. The Company will use its best efforts to effect the listing of the Securities on the NASDAQ Global Market, subject to notice of issuance.

(i)            Restriction on Sale of Securities. During a period of 60 days from the date of the Prospectus, the Company will not, without the prior written consent of Citigroup and Evercore, directly or indirectly, (i) offer, pledge, sell, contract to sell (including any short sale), sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, including depository receipts of the Company (collectively, the “Lock-Up Securities”) or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Ordinary Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, other than (a) the Securities to be sold hereunder, (b) the grant of options or other equity-based awards pursuant to the terms of a plan disclosed in the Registration Statement, or the issuance of any Ordinary Shares upon the exercise of such options or other equity-based awards, provided that the recipient of such options or other equity-based awards (to the extent that such options or other equity-based awards shall vest within the period ending 60 days after the date of the Prospectus) or such Ordinary Shares shall execute and deliver a lock up agreement substantially in the form of Exhibit A hereto prior to receiving such options, equity-based awards or Ordinary Shares unless such recipient has previously executed such agreement, (c) the filing by the Company of a registration statement on Form S-8 or a successor form thereto solely with respect to the Company’s benefit plans disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or a “universal shelf” registration on Form F-3 or a successor form thereto in replacement of the Registration Statement pursuant to which the Securities herein are being sold, (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the 1934 Act, for the repurchase of Ordinary Shares, provided that such plan does not provide for the repurchase of Ordinary Shares during the 60-day restricted period and no public announcement or filing under the 1934 Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the Company or any other person, (e) the issuance of preferred shares pursuant to the exercise of the protective call option that was granted to Stichting Continuity ProQR Therapeutics on September 23, 2014 in accordance with its terms, (f) Securities issued in an amount not to exceed five percent (5%) of the total number of outstanding Ordinary Shares immediately following the issuance and sale of the Securities pursuant hereto or (g) offer, issue and sell Ordinary Shares, or any securities convertible into or exercisable or exchangeable for Ordinary Shares, on an arm’s-length basis in connection with any joint venture, collaboration, partnership or other strategic alliance, provided, that (x) the aggregate number of Ordinary Shares issued or issuable in accordance with this clause (g) of this paragraph does not exceed 15% of the number of Ordinary Shares outstanding immediately after the issuance and sale of the Securities pursuant hereto and (y) each recipient of any such Ordinary Shares or other securities agrees to restrictions on the resale of securities that are consistent with the provisions set forth in the Lock-Up Agreement (as defined in Section 5(m)) for the remainder of the 60-day restricted period.

(j)            Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule

433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(k)           Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the 1933 Act and (ii) completion of the 60-day restricted period referred to in Section 3(i).

(l)            Investment Limitation. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the 1940 Act.

(m)          No Stabilization or Manipulation; Compliance with Regulation M. The Company will not take, and will use commercially reasonable efforts to ensure that no affiliate of the Company will take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities or any reference security with respect to the Securities, whether to facilitate the sale or resale of the Securities or otherwise, and the Company will, and shall use commercially reasonable efforts to cause each of its affiliates to, comply with all applicable provisions of Regulation M.

(n)           Tax Indemnity. The Company will indemnify and hold harmless the Underwriters against any VAT, documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Securities and on the execution and delivery of this Agreement.

(o)           Withholding taxes. All sums payable by the Group to the Underwriters under this Agreement shall be paid free and clear of all deductions or withholdings imposed by the Netherlands or by any other jurisdiction through which the Group chooses to make a payment, unless the deduction or withholding is required by law, in which event the Group shall pay such additional amount as shall be required to ensure that the net amount received by the relevant Underwriter will equal the full amount which would have been received by such Underwriter had no deduction or withholding been made.

(p)           VAT. All sums payable by the Group to the Underwriters under this Agreement shall be considered exclusive of any VAT or other similar taxes levied by reference to added value or sales. If the transactions described in this Agreement are subject to any VAT, the sums payable by the Group to the relevant Underwriter under this Agreement shall be increased with such VAT, provided that the relevant Underwriter shall provide the Group with a valid invoice that complies with all relevant tax regulations and that specifically states the applicable amount of VAT.

SECTION 4.             Payment of Expenses.

(a)           Expenses. The Company will pay or cause to be paid all expenses (together with any irrecoverable VAT payable in respect of such expenses) incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a “Blue Sky Survey” and any supplement thereto, in an amount not to exceed $5,000, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company in connection with the road show presentations, travel and lodging expenses of the Company’s officers and employees and any such consultants (provided that the travel, lodging and any car travel expenses of the representatives of the Underwriters shall be paid by the Underwriters), and 50% of the cost of any aircraft and other transportation chartered in connection with the road show, (viii) the reasonable fees and disbursements of counsel to the Underwriters in connection with the Offering, in an amount not to exceed $75,000, and the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, in an amount not to exceed $20,000, (ix) the fees and expenses incurred in connection with the listing of the Securities on the NASDAQ Global Market and (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii). Notwithstanding the above, except as provided in this Section 4(a), Section 4(b) below, Section 6 (Indemnification) and Section 7 (Contribution), the Underwriters will pay all of their costs and expenses, including fees and expenses of their counsel.

(b)           Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or Section 9(a)(iii) hereof, the Company shall reimburse the Underwriters for all of their reasonably documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.             Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any member of the management board of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)           Effectiveness of Registration Statement; Rule 430B Information. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act or the 1934 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied in all material respects with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430B.

(b)           Opinions of United States Counsel for Company. At the Closing Time, the Representatives shall have received the opinions of Goodwin Procter LLP, United States counsel for the Company, dated the Closing Time, including with respect to regulatory matters, in form and substance satisfactory to counsel for the Underwriters and agreed upon between the parties, together with signed or reproduced copies of such letter for each of the other Underwriters.

(c)           Negative Assurance Letter of United States Counsel for the Company. At the Closing Time, the Representatives shall have received the negative assurance letter of Goodwin Procter LLP, United States counsel for the Company, dated the Closing Time, in form and substance satisfactory to counsel for the Underwriters and agreed upon between the parties, together with signed or reproduced copies of such letter for each of the other Underwriters.

(d)           Opinion of Dutch Counsel for the Company. At the Closing Time, the Representatives shall have received the opinion of Allen & Overy, Dutch counsel for the Company, dated the Closing Time, including with respect to certain regulatory and Dutch tax matters, in the form and substance satisfactory to counsel of the Underwriters and agreed upon between the parties, together with signed or reproduced copies of such letter for each of the other Underwriters.

(e)           Opinion of Intellectual Property Counsels for the Company. At the Closing Time, the Representatives shall have received the opinions of Goodwin Procter LLP and Fish and Richardson P.C., intellectual property counsels for the Company, dated the Closing Time, in form and substance satisfactory to counsel for the Underwriters and agreed upon between the parties, together with signed or reproduced copies of such letter for each of the other Underwriters.

(f)            Opinion of United States Counsel for Underwriters. At the Closing Time, the Representatives shall have received the opinion of Cooley LLP, United States counsel for the

Underwriters, dated the Closing Time, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to such matters as the Representatives may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and certificates of public officials.

(g)           Opinion of Dutch Counsel for the Underwriters. At the Closing Time, the Representatives shall have received the opinion of Stibbe N.V., Dutch counsel for the Underwriters in connection with the offer and sale of the Securities, dated the Closing Time, in form and substance satisfactory to the Underwriters.

(h)           Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, properties or prospects of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of a management board member, dated the Closing Time, to the effect that (i) from the date of this Agreement through the Closing Time, there has been no Material Adverse Effect, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued and remains outstanding, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and remains outstanding and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(i)            Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Deloitte LLP a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(j)            Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Deloitte LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than two Business Days prior to the Closing Time.

(k)                                 CFO Certificate. The Representatives shall have received a certificate of the Chief Financial Officer of the Company, dated as of the Closing Time in form and substance satisfactory to the Representatives.

(l)                                     Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the NASDAQ Global Market, subject only to official notice of issuance.

(m)                             No Objection. FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the Offering of the Securities.

(n)                                 Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons and entities listed on Schedule C hereto.

(o)                                 Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i)  CFO Certificate. The Representatives shall have received a certificate of the Chief Financial Officer of the Company, dated as of such Date of Delivery and otherwise to the same effect as the certificate required by Section 5(j) hereof.

(ii)  Opinions of United States Counsel for Company. If requested by the Representatives, the opinions of Goodwin Procter LLP, U.S. counsel for the Company, including with respect to regulatory matters, in form and substance satisfactory to counsel for the Underwriters and agreed upon between the parties, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii)  Negative Assurance Letter of United States Counsel for the Company. If requested by the Representatives, the negative assurance letter of Goodwin Procter LLP, U.S. counsel for the Company, in form and substance satisfactory to counsel for the Underwriters and agreed upon between the parties, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the negative assurance letter required by Section 5(c) hereof.

(iv)  Opinion of Dutch Counsel for the Company. If requested by the Representatives, the opinion of Allen & Overy LLP, Dutch counsel for the Company, including with respect to certain regulatory and Dutch tax matters, in the form and substance satisfactory to counsel of the Underwriters and agreed upon between the parties, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(v)  Opinion of Intellectual Property Counsels for the Company. If requested by the Representatives, the opinions of Goodwin Procter LLP and Fish and Richardson P.C., intellectual property counsels for the Company, including with respect to intellectual property and regulatory matters, in form and substance satisfactory to counsel for the Underwriters and agreed upon between the parties, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.

(vi)  Opinion of United States Counsel for Underwriters. If requested by the Representatives, the opinion of Cooley LLP, United States counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(f) hereof.

(vii)  Opinion of Dutch Counsel for the Underwriters. If requested by the Representatives, the opinion of Stibbe N.V., Dutch counsel for the Underwriters in connection with the offer and sale of the Securities, dated such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(g) hereof.

(viii)  Bring-down Comfort Letter. If requested by the Representatives, a letter from Deloitte LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(h) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three Business Days prior to such Date of Delivery.

(p)                                 Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(q)                                 Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive any such termination and remain in full force and effect.

SECTION 6.                                      Indemnification.

(a)                                 Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its directors and officers, its affiliates (as such term is defined in

Rule 501(b) of the 1933 Act Regulations (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering of the Securities, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (“Marketing Materials”), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii)  against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b)                                 Indemnification of Company, Directors and Senior Management. Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its directors, and each of its senior managers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c)                                  Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6 (b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the reasonable fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) or settlement of any claim in connection with any violation referred to in Section 6(e) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)                                  The indemnity and contribution agreements contained in Section 6 and Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its directors or officers or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any

Securities and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, its directors or officers or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in Section 6 and Section 7.

SECTION 7.                                      Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the Offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(e) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the Offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the Offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(e) hereof.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8.                                      Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9.                                      Termination of Agreement.

(a)                                 Termination. The Representatives may terminate this Agreement in the absolute discretion of the Representatives, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the sole judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, properties or prospects of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the Offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NASDAQ Global Market, or (iv) if trading generally on the NYSE MKT or the New York Stock Exchange or in the NASDAQ Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required by, any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b)                                 Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive such termination and remain in full force and effect.

SECTION 10.                               Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i)  if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)  if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.                               Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013, Attention:  General

Counsel, facsimile number: +1 (646) 291-1469, or by phone at 212-356-0500; and c/o Evercore Group L.L.C. 55 East 52nd Street, 36th Floor New York, New York 10055, Attention: Equity Capital Markets; notices to the Company shall be directed to it at ProQR Therapeutics N.V., Zernikedreef 9, 2333 CK Leiden, the Netherlands, attention of the Chief Executive Officer (telephone: + 31 (0) 88 166 7000).

SECTION 12.                               No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the Offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the Offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the Offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the Offering of the Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 13.                               Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14.                               Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 15.                               GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS

OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 16.                               Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 17.                               Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 17, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 18.                               TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19.                               Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

SECTION 20.                               Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Remainder of this page intentionally left blank.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

PROQR THERAPEUTICS N.V.

By	/s/ Daniel de Boer
	Name:	Daniel de Boer
	Title:	Chief Executive Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

CITIGROUP GLOBAL MARKETS INC.

By	/s/ Bradley Wolff
	Name:	Bradley Wolff
	Title:	Managing Director

EVERCORE GROUP L.L.C.

By	/s/ Gloria Tang
	Name:	Gloria Tang
	Title:	Vice President

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

Signature Page to Underwriting Agreement

SCHEDULE A

The public offering price per share for the Securities shall be $5.50.

The purchase price per share for the Securities to be paid by the several Underwriters shall be: $5.17, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Total Initial Securities
Citigroup Global Markets Inc.	3,545,456
Evercore Group L.L.C.	2,454,547
JMP Securities LLC	909,090
Cantor Fitzgerald & Co.	909,090
Kempen & Co. U.S.A., Inc.	636,363
Chardan Capital Markets, LLC	636,363
Total	9,090,909

Sch A-1

SCHEDULE B-1

Pricing Terms

1.                                      The Company is selling 9,090,909 Ordinary Shares.

2.                                      The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,363,636 Ordinary Shares.

3.                                      The public offering price per share for the Securities shall be $5.50 (the “Public Offering Price”).

Sch B-1-1

SCHEDULE B-2

Free Writing Prospectuses

None.

Sch B-3-1

SCHEDULE C

List of Persons and Entities Subject to Lock-up

Dinko Valerio

Alison Lawton

Antoine Papiernik

Theresa Heggie

Bart Filius

James Shannon

Daniel de Boer

Gerard Platenburg

Smital Shah

David Rodman

Sofinnova Capital VII FCPR

Valerio family foundation, Stichting Administratiekantoor Endavit

JDG BV (with respect to shares held by and for the benefit of Daniel De Boer)

Sch C-1

Exhibit A

Form of Lock-Up Agreement

[Form of Lock-Up Agreement]

ProQR Therapeutics N.V.

[•], 2019

Citigroup Global Markets Inc.
Evercore Group L.L.C.

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

c/o Evercore Group L.L.C.

55 East 52nd Street

New York, New York 10055

As Representatives of the Several Underwriters

Re:                             Proposed Public Offering by ProQR Therapeutics N.V.

Ladies and Gentlemen:

The undersigned is a holder of ordinary shares, a member of the supervisory board or management board, and/or a member of senior management of ProQR Therapeutics N.V., a public company with limited liability (naamloze vennootschap), (the “Company”). The undersigned understands that Citigroup Global Markets Inc. and Evercore Group L.L.C. (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for a public offering (the “Public Offering”) of the ordinary shares of the Company (the “Ordinary Shares”). In recognition of the benefit that such an offering will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement (collectively, the “Underwriters”) that, during the period beginning on the date hereof and ending on the date that is 60 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Ordinary Shares or any securities convertible into or exchangeable or exercisable for Ordinary Shares, including depository receipts of the Company, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities during the Lock-Up Period without the prior written consent of the Representatives, provided that (1) in the case of clauses (i), (ii), (iii), (iv), (v) and (vi) below, the Representatives receive a signed agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, stating that such person is receiving and holding the Lock-Up Securities subject to the provisions of this lock-up agreement, (2) in the case of clauses (i), (ii), (iii), (iv), (v) and (vi), any such transfer shall not involve a disposition for value, (3) in the case of clauses (i), (ii), (iii), (vi) and (vii) below, such transfers are not required to be reported with the U.S. Securities and Exchange Commission (“SEC”) and do not trigger any filing or reporting obligation or require any public announcement during the Lock-Up Period under any other applicable laws, and (4) in the case of clauses (i), (ii), (iii), (vi) and (vii) below, the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers during the Lock-Up Period:

(i)                                     as a bona fide gift or gifts; or

(ii)                                  to any trust or limited family partnership for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or to any entity directly or indirectly wholly owned by the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)                               as a distribution to partners, members, other shareholders or other equity holders of the undersigned (or their equivalents under the jurisdiction of the organization of the undersigned) or, if the undersigned is a trust, to the beneficiaries of the undersigned; or

(iv)                              by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned upon the death of the undersigned; or

(v)                                 by operation of law, including domestic relations orders; or

(vi)                              to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by, or under common control or management by, or any investment fund or other entity that controls or manages, the undersigned; or

(vii)                           in connection with the exercise, including by “net” exercise, of any options or warrants to acquire Ordinary Shares or the conversion of any convertible security into Ordinary Shares, in each case that are referred to or described in the prospectus for the Public Offering, so long as the Ordinary Shares received upon such exercise or conversion shall remain subject to the terms of this lock-up agreement; or

(viii)                        in connection with a merger or sale of the Company pursuant to which the shareholders of the Company immediately prior to such transaction own less than 50% of the voting power of the resulting or acquiring corporation or entity after such transaction (it being further understood that this lock-up agreement shall not restrict the undersigned from entering into any agreement or arrangement in connection therewith, including an agreement to vote in favor of, or tender Ordinary Shares or other securities of the Company in, any such transaction or taking any other action in connection with any such transaction).

Furthermore, during the Lock-Up Period, the undersigned may (a) sell Ordinary Shares of the Company purchased by the undersigned on the open market following the Public Offering, provided that (i) such sales are not required to be reported with the SEC, other than as required by Regulation 13D-G of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), and do not trigger any filing or reporting obligation or require any public announcement during the Lock-up Period under any other applicable laws and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales during the Lock-Up Period, (b) establish a contract, instruction or plan (a “10b5-1 Plan”) that complies with the requirements of Rule 10b5-1(c)(1) under the Exchange Act, at any time during the Lock-Up Period, provided that (i) such 10b5-1 Plan does not provide for the transfer of Ordinary Shares during the Lock-Up Period and (ii) no public announcement or filing under the Exchange Act, if any, is required of or is voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such 10b5-1 Plan or (c) sell Ordinary Shares of the Company pursuant to a 10b5-1 Plan that was in effect on the date hereof, provided that any filing required or voluntarily made under the Exchange Act shall note that such transaction was conducted pursuant to a pre-established 10b5-1 plan.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

This lock-up agreement shall automatically terminate, and the undersigned shall be released from its obligations hereunder, upon the earliest to occur, if any, of the following: (i) if, prior to the execution of the Underwriting Agreement, the Representatives, on behalf of the Underwriters, or the Company, advises the other party in writing that it has determined not to proceed with the Public Offering, (ii) the Company files an application to withdraw the registration statement related to the Public Offering, (iii) if the Underwriting Agreement is executed but is terminated prior to the closing of the Public Offering (other than the provisions thereof which survive termination), or (iv) November 15, 2019, in the event that the Underwriting Agreement has not been executed by such date.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this lock-up agreement. This lock-up agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

This lock-up agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Page Follows]

Very truly yours,

Signature

Printed Name of Person Signing

(Indicate capacity of persons signing if signing as custodian or trustee, or on behalf of an entity)